NORTH CAROLINA

Department of the Secretary of State

To all whom these presents shall come, Greetings:

I, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF AMENDMENT

OF

LEVEL BRANDS, INC.

WHICH CHANGED ITS NAME TO

CBDMD, INC.

the original of which was filed in this office on the 22nd day of April, 2019.

Scan to verify online.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 22nd day of April, 2019.

Elaine F. Marshall

Secretary of State

Document Id: C201911202494
Verify this certificate online at http://www.sosnc.gov/verification

SOSID: 1433573
Date Filed: 4/22/2019 1:17:00 PM
Effective: 5/1/2019
Elaine F. Marshall
North Carolina Secretary of State
C2019 112 02494

State of North Carolina
Department of the Secretary of State

ARTICLES OF AMENDMENT
BUSINESS CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1. The name of the corporation is: Level Brands, Inc.

2. The text of each amendment adopted is as follows (*State below or attach*):

   Article 1. is hereby deleted in its entirety and replaced with the following:

   1. The name of the corporation is cbdMD, Inc.

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

   not applicable

4. The date of adoption of each amendment was as follows: The Board of Directors adopted the amendment on February 8, 2019 and the shareholders adopted the amendment on April 19, 2019.

5. (Check either a, b, c, or d, whichever is applicable)

   a. ☐ The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.

   b. ☐ The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.

   c. ☐ The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (*set forth a brief explanation of why shareholder action was not required.*)

   d. ☑ The amendment(s) was (were) approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

ARTICLES OF AMENDMENT

6. These articles will be effective upon filing, unless a delayed time and date is specified:
May 1, 2019

This the 19th day of April, 2019

Level Brands, Inc.
Name of Corporation

Signature

Mark S. Elliott/Chief Financial Officer and Chief Operating Officer
Type or Print Name and Title

NOTES:
1. Filing fee is $50. This document must be filed with the Secretary of State.